Exhibit 99.1


Empire Global Corp. Subsidiary Expands Online Gaming Distribution throughout Italy with Key Acquisition

Los Angeles, New York, September 17, 2015. Empire Global Corp. (OTCQB:EMGL), a company providing regulated online and offline gaming and wagering to its customers throughout Italy, is pleased to announce that through its wholly owned subsidiary Multigioco Srl., it has signed under contract up to 200 additional online web-shop gaming locations. The locations currently generate largely sports betting revenue and have approximately 5,000 online gaming accounts.

The deal expands our online footprint to over 1,200 web-shop locations and approximately 30,000 gaming accounts. The Company expects all locations to be integrated under our Multigioco online license and will be flagged under our originalbet.it and newgioco.it branding by the end of October 2015. The agreement may also result in 400 additional locations being acquired based on certain milestones being achieved.

Michele Ciavarella, Empire Global Corp. CEO stated, "As we continue to implement our acquisition strategy throughout Italy, recent legal changes by the Italian gaming regulator with respect to licenses are providing us with several attractive opportunities. We are now receiving a large number of inquiries to take over the entire operations and locations of existing operators that may not survive license renewal in June 2016. Although our expansion plans are quite ambitious, we are being highly selective with our analysis and due diligence and negotiating in a manner that makes long-term sense for our company and shareholders."

Company President, Alessandro Marcelli stated, "We believe the increase in revenue from the recently added locations, combined with new acquisitions and cost-cutting efforts we started last year will result in a profitable third quarter from gaming operations. We have also launched our new website and mobile app and continue to integrate new acquisitions into our operations in a timely, seamless and cost effective manner all of which are expected to have a positive effect on our gaming margins."


About Empire

Empire Global Corp., together with its wholly owned subsidiary, Multigioco Srl, provides online gaming services mainly consisting of online and offline wagering through our licensed gaming website www.newgioco.it as well as neighbourhood betting shops situated throughout Italy.

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our corporate website at www.emglcorp.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the Company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.

INVESTOR RELATIONS CONTACT:
Andrew Barwicki
516-662-9461 / andrew@barwicki.com